Athene Fixed Income Investor Presentation May 2023

Disclaimer This presentation does not constitute an offer to sell, or the solicitation of an offer to buy, any security of Athene Holding Ltd. (“Athene”). Unless the context requires otherwise, references in this presentation to “Apollo" and "AGM" refer to Apollo Global Management, Inc., together with its subsidiaries, references in this presentation to "AGM HoldCo" refer to Apollo Global Management, Inc., and references in this presentation to “AAM” refer to Apollo Asset Management, Inc., a subsidiary of Apollo Global Management, Inc. This presentation contains, and certain oral statements made by Athene’s representatives from time to time may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks, uncertainties and assumptions that could cause actual results, events and developments to differ materially from those set forth in, or implied by, such statements. These statements are based on the beliefs and assumptions of Athene’s management and the management of Athene’s subsidiaries. Generally, forward-looking statements include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Forward looking statements within this presentation include, but are not limited to, benefits to be derived from Athene's capital allocation decisions; the anticipated performance of Athene's portfolio in certain stress or recessionary environments; the performance of Athene's business; general economic conditions; the failure to realize economic benefits from the merger with Apollo; expected future operating results; Athene's liquidity and capital resources; and other non- historical statements. Although Athene management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to be correct. For a discussion of other risks and uncertainties related to Athene's forward-looking statements, see its annual report on Form 10-K for the year ended December 31, 2022 and quarterly report on Form 10-Q filed for the period ended March 31, 2023, which can be found at the SEC’s website at www.sec.gov. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Athene does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. AHL adopted the US GAAP accounting standard related to Targeted Improvements to the Accounting for Long-Duration Contracts (LDTI) as of January 1, 2023, which required AHL to apply the new standard retrospectively back to January 1, 2022, the date of AHL’s merger with AGM. Certain 2022 US GAAP financial metrics and disclosures in this presentation have been retrospectively adjusted in accordance with the requirements of the adoption guidance of LDTI. Please refer to the discussion of Non-GAAP Measures and Definitions herein for additional information on items that are excluded from Athene’s non-GAAP measure of spread related earnings, which was retrospectively adjusted in accordance with the requirements of the adoption guidance of LDTI. Information contained herein may include information respecting prior performance of Athene. Information respecting prior performance, while a useful tool, is not necessarily indicative of actual results to be achieved in the future, which is dependent upon many factors, many of which are beyond Athene's control. The information contained herein is not a guarantee of future performance by Athene, and actual outcomes and results may differ materially from any historic, pro forma or projected financial results indicated herein. Certain of the financial information contained herein is unaudited or based on the application of non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP. Furthermore, certain financial information is based on estimates of management. These estimates, which are based on the reasonable expectations of management, are subject to change and there can be no assurance that they will prove to be correct. The information contained herein does not purport to be all-inclusive or contain all information that an evaluator may require in order to properly evaluate the business, prospects or value of Athene. Athene does not have any obligation to update this presentation and the information may change at any time without notice. Models that may be contained herein (the “Models”) are being provided for illustrative and discussion purposes only and are not intended to forecast or predict future events. Information provided in the Models may not reflect the most current data and is subject to change. The Models are based on estimates and assumptions that are also subject to change and may be subject to significant business, economic and competitive uncertainties, including numerous uncontrollable market and event driven situations. There is no guarantee that the information presented in the Models is accurate. Actual results may differ materially from those reflected and contemplated in such hypothetical, forward-looking information. Undue reliance should not be placed on such information and investors should not use the Models to make investment decisions. Athene has no duty to update the Models in the future. Certain of the information used in preparing this presentation was obtained from third parties or public sources. No representation or warranty, express or implied, is made or given by or on behalf of Athene or any other person as to the accuracy, completeness or fairness of such information, and no responsibility or liability is accepted for any such information. The contents of any website referenced in this presentation are not incorporated by reference. This document is not intended to be, nor should it be construed or used as, financial, legal, tax, insurance or investment advice. There can be no assurance that Athene will achieve its objectives. Past performance is not indicative of future success. All information is as of the dates indicated herein. 2

3 Athene and AAM Are Consolidated Under AGM Following Merger in 2022 As of March 31, 2023, unless otherwise noted. Please refer to page 37 of this presentation for the definition of Assets Under Management. 1. Represents the aggregate capital of Athene's US and Bermuda insurance entities, determined with respect to each insurance entity by applying the statutory accounting principles applicable to each such entity. Adjustments are made to, among other things, assets and expenses at the holding company level. 2. Financial strength ratings for insurance operating companies. Strength ratings are statements of opinions and not statements of facts or recommendations to purchase, hold or sell securities. They do not address the suitability of securities for investment purposes and should not be relied on as investment advice. $598 billion Assets Under Management ~$20 Billion Regulatory Capital1 A+ from S&P, Fitch; A1 from Moody’s; A from AM Best2 ASSET MANAGEMENT RETIREMENT SERVICES $36 Billion Market Capitalization 4,000+ Employees Globally ASSET MANAGEMENT GLOBAL MANAGEMENT Solutions across the alternative risk spectrum Separate capital structure which issues senior debt and preferred stock Separate SEC filer with dedicated annual and quarterly disclosure via IR website: CLICK HERE Separate Board of Directors with conflicts committee and a majority of Independent Directors Continuity of established, tenured management A- from S&P; A from Fitch; A2 from Moody’s

4 Athene is a Leading Retirement Services Business… 1. Industry rankings per Life Insurance Marketing and Research Association (LIMRA) as of December 31, 2022. 2. As of March 31, 2023. Provides attractive products that help make guaranteed retirement income affordable for Americans Stable, predictable, low-cost funding profile with no legacy liability issues Longstanding relationship with Apollo since Athene’s founding in 2009, completed strategic merger on January 1, 2022 Highly efficient and scalable operating structure Total employees, with 1,500+ located in U.S. Headquarters in West Des Moines, Iowa2 1,800+ Leading market share in fixed annuities1 #1 Gross invested assets as of March 31, 2023 $248B

5 …Which Has Diligently Built Diversified Organic Growth Capabilities 1. LIMRA data for full year 2020, 2021, and 2022. 2. Credit Suisse data for full year 2021. Funding agreements are comprised of funding agreements issued under our FABN and FABR programs, funding agreements issued to the FHLB and long-term repurchase agreements. Market share relates to FABN market only. 2.5 2.5 5.3 5.4 7.5 6.8 7.8 8.8 20.4 8.6 3.5 2.4 4.0 6.0 2.6 6.2 1.8 2.2 2.6 6.0 5.4 13.8 11.2 3.0 8.3 11.8 10.1 1.5 2014 2015 2016 2017 2018 2019 2020 2021 2022 1Q'23 $2.9 $3.9 $8.8 $11.5 $13.2 $18.1 $27.5 $37.0 $11.9 Funding AgreementsRetail Annuities Flow Reinsurance Pension Group Annuities $47.9 Athene is a Market Leader Across US Organic Inflow Channels Pension Group Annuities #1 Combined Market Share from 2020-20221 Funding Agreements #1 Market Share in 20212 Retail Annuities #1 Market Share for Fixed Index Annuity Issuance in 20221 Flow Reinsurance Record Annual Inflows in 2022 Organic Inflows by Channel ($B)

6 2023 Is Off to a Tremendous Start Note: Athene metrics are net of non-controlling interest in ACRA, as of March 31, 2023. 1. Represents the aggregate capital of Athene's US and Bermuda insurance entities, determined with respect to each insurance entity by applying the statutory accounting principles applicable to each such entity. Adjustments are made to, among other things, assets and expenses at the holding company level. 2. Computed as the capital in excess of the capital required to support our core operating strategies as determined based upon internal modeling and analysis of economic risk as well as inputs from rating agency capital models and consideration of both NAIC RBC and Bermuda capital requirements. $12B Gross Organic Inflows (1Q’23) Robust organic growth underwritten to strong returns driven by record retail annuity issuance amid a rising rate environment Record normalized Spread Related Earnings (SRE) driven by profitable growth and higher interest rates $810M Normalized (1Q’23) $20B Total Regulatory Capital1 Robust statutory capitalization in-line with S&P ‘AA’ rating levels Fortress balance sheet that contains excess equity capital and strong liquidity $2.0B Excess Equity Capital2

7 Note: Athene metrics are net of non-controlling interest in ACRA, as of March 31, 2023. 1. Relates to Athene’s primary insurance subsidiaries; represents ratings from AM Best "A", Fitch "A+", S&P "A+“ and Moody’s “A1”. 2. Represents the aggregate capital of Athene's US and Bermuda insurance entities, determined with respect to each insurance entity by applying the statutory accounting principles applicable to each such entity. Adjustments are made to, among other things, assets and expenses at the Athene holding company level. 3. Computed as the capital in excess of the capital required to support our core operating strategies, as determined based upon internal modeling and analysis of economic risk, as well as inputs from rating agency capital models and consideration of both NAIC RBC and Bermuda capital requirements. 4. Includes $12.7B of cash and equivalents, $2.5bn AHL/ALRe liquidity facility with $0.5bn accordion feature, $2.0bn committed repo, $1.25bn AHL revolver with $0.5bn accordion feature, $1.0bn of Federal Home Loan Bank (FHLB) capacity, and $57.1B liquid bond portfolio. Availability of accordion features subject to lender consent and other factors. 5. Includes excess equity capital of $2.0 billion, untapped debt capacity of $3.2 billion, $0.3 billion in available undrawn capital at Athene Co-Invest Reinsurance Affiliate Holding Ltd. (together with its subsidiaries, ACRA 1) and $2.0 billion pro forma for the initial closing of Athene Co-Invest Reinsurance Affiliate Holding 2 Ltd. (together with its subsidiaries, ACRA 2) which is expected to occur on July 1, 2023. Untapped debt capacity assumes capacity of 25% debt-to-capitalization and is subject to general availability and market conditions. Athene Has Built a Fortress Balance Sheet… Financial Strength Profile A+ $2.0B Excess Equity Capital3 $20B Regulatory Capital2 $7.5B Total Deployable Capital5 Available Liquidity $78B 41

...That Outperforms the Competition

Higher Statutory Capital vs. Reserves[1]

~$20B OF STAT CAPITAL


11.1%
9.0%
Athene
AA-/A+ Rated Company Average

Lower Adjusted Debt-to-Capital[2]


14.7%
23.1%
Athene
AA-/A+ Rated Company Average

Lower Credit Losses[3]

Trailing 5 Year Avg. (2018-2022)


9 bps
14 bps
Athene
Industry Average

1. Athene metrics are net of non-controlling interest in ACRA, as of March 31, 2023. AA-/A+ Rated Companies metrics as of December 31, 2022 per SNL Financial. AA-/A+ Rated Companies are: PFG (A+), MET (AA-) GL (AA-), and PRU (AA-). 2. Refers to Athene adjusted debt-to-capital ratio as of March 31, 2023. AA-/A+ Rated companies metrics as of December 31, 2022. AA-/A+ Rated Companies are: PFG (A+), PRU (AA-), MET (AA-) and GL (AA-). 3. Peer U.S. statutory impairments per SNL Financial. Industry average includes AEL, CRBG (Formerly AIG L&R), AMP, BHF, EQH, F&G, LNC, MET, PFG, PRU, VOYA and Transamerica. For Athene, U.S. statutory data adjusted to include impairments and assets in Bermuda.

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8

Strong Capital and Liquidity Profile

416%

2022 Consolidated Risk Based Capital (RBC) Ratio[1]

387%

2022 U.S. RBC Ratio[2]

407%

2022 Bermuda RBC Ratio[3]

	Athene's Available Liquidity ($B)	
1	Cash & Equivalents[4]	$12.7
2	AHL/ALRe Liquidity Facility[5]	$3.0
3	Committed Repurchase Facilities	$2.0
4	AHL Revolver[5]	$1.8
5	Available FHLB Borrowing Capacity	$1.0
6	Liquid Bond Portfolio[6]	$57.1
	Total Available Liquidity	$78B

1. The consolidated risk-based capital ratio of our non-US reinsurance and US insurance subsidiaries is calculated by applying NAIC risk-based capital factors to the statutory financial statements on an aggregate basis, including interests in other non-insurance subsidiary holding companies; with an adjustment in Bermuda and non-insurance holdings companies to limit RBC concentration charges such that when they are applied to determine target capital, the charges do not exceed 100% of the asset's carrying value. 2. The CAL RBC ratio for Athene Annuity & Life Assurance Company, our parent US insurance company. 3. The risk-based capital ratio of our non-US reinsurance subsidiaries is calculated by applying NAIC risk-based capital factors to the statutory financial statements on an aggregate basis, excluding US subsidiaries and interests in other non-insurance subsidiary holding companies with an adjustment in Bermuda and non-insurance holdings companies to limit RBC concentration charges such that when they are applied to determine target capital, the charges do not exceed 100% of the asset's carrying value. 4. Relates to $12.7bn of cash and equivalents. 5. $2.5bn liquidity facility with $0.5bn accordion feature, available to AHL and Athene Life Re Ltd. (ALRe), one of Athene's largest Bermuda subsidiaries and, relates to $1.25bn revolver with $0.5bn accordion feature available to Athene Holding, Ltd. (AHL). Availability of accordion features subject to lender consent and other factors. 6. Includes $54.6bn book value of liquid public corporate bond portfolio, and $2.5bn book value of state, municipal, political subdivisions and foreign government securities.

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9

“The A1 rating of Athene’s US and Bermuda-based life insurance companies reflects the company's strong market position in its core insurance products… Other strengths include very good capital levels, modest financial leverage, and strong interest coverage metrics, as well as solid profitability driven by strong asset returns.” ‘A1’ Outlook Stable 10 “Additionally, the Outlook reflects Fitch's belief that Athene's asset/liability management (ALM) is strong and the company remains well matched from both a duration and cash flow perspective. Finally, Fitch believes that Athene remains well positioned from a liquidity standpoint, while also maintaining significant sources of contingent capital..” ‘A+’ Outlook Stable “We view Athene's capital and earnings as very strong. Capital adequacy remained above the 'AA' level per our capital model as of year-end 2021, and we expect the company will maintain at least a 'AA' capital level over the next few years… Athene's merger with Apollo has not materially changed the company's strategy or execution.” ‘A+’ Outlook Stable “The ratings reflect Athene’s balance sheet strength, which AM Best categorizes as very strong, as well as its strong operating performance, favorable business profile and appropriate enterprise risk management…” ‘A’ Outlook Stable S&P, DECEMBER 2022 FITCH, MAY 2023 A.M. BEST, APRIL 2022 MOODY’S, JULY 2022 Note: Ratings represent financial strength ratings for primary insurance subsidiaries. REAFFIRMED RATING INITIAL RATING Athene Is Committed to Strong Ratings, with an Upward Trajectory

11 Athene Utilizes Numerous Sources of Capital to Grow • Earnings generation o $2.5B of normalized spread related earnings (SRE) in 2022 o >20% earnings growth expected in 2023 on a normalized basis o $810mm of normalized spread related earnings (SRE) in 1Q’23 • Capital Release from Runoff o $1.5B in 2022, net of ADIP Earnings Generation & Capital Release 1 • Athene Holding Ltd. (AHL) Series A-E Preferred Equity o $2.9B issued to date • AHL Senior Debt o $3.4B outstanding • Targeting a conservative mid-teens adjusted debt-to-capital ratio: Capital Markets Issuance 14.2% 14.1% 13.6% 14.7% 14.7% 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 2 • Apollo/Athene Dedicated Investment Program (ADIP) is a third-party capital sidecar • Provides on-demand equity capital to help fund Athene’s growth, and pays a wrap fee to Athene for spread liabilities sourced Strategic Sidecar Capital 3 $1,380 $1,463 $1,367 $1,848 $2,549 2018 2019 2020 2021 2022 Adjusted Debt-to-Capital Ratio:Normalized Spread-Related Earnings: ADIP I closed in 2019; $3.25B Second vintage of strategic sidecar to support Athene’s organic growth upon expected launch in 3Q’23

12 Strategic Sidecar Supports Athene’s Growth with On-Demand Equity Capital Note: Past performance is not a guarantee of future results. Apollo/Athene Dedicated Investment Program (ADIP) CAPITAL DEPLOYED SINCE INCEPTION ~$3B Direct equity capital to support Athene’s growth Greater third-party participation & capital efficiency for Athene Strong investment performance since inception in 2019 Second strategic capital sidecar Enhances Athene’s ROE on business retained SUPPORT FOR MARGINAL GROWTH (2023E) Targeted ~40%

13 Total Capitalization Mix Highlights Disciplined Capital Management Strategy 1. Includes both short-term and long-term debt, at notional. $8,823 $9,127 $9,445 $10,157 $11,232 $13,471 $14,803 $15,589 $16,653 $16,505 $839 $1,172 $1,755 $2,312 $2,312 $2,312 $2,667 $3,154 $3,154 $1,000 $1,000 $1,475 $1,500 $2,000 $2,500 $3,000 $3,000 $3,400 $3,400 12/31/2018 6/30/2019 12/31/2019 6/30/2020 12/31/2020 6/30/2021 12/31/2021 6/30/2022 12/31/2022 3/31/2023 Adjusted AHL Common Shareholders' Equity Preferred Equity Notional Debt1 Historical Composition of Athene’s Adjusted Capitalization Athene targets conservative mid-teens adjusted debt-to-capital and preferred equity-to-adjusted capital ratios

14 Capital Allocation Priorities Balance sheet strength determines the capital available to pursue profitable growth opportunities Support Profitable Growth Preserve excess capital at ‘AA’ levels with a mid-teens adjusted debt-to- capital ratio and strong liquidity Maintain Fortress Balance Sheet Athene Allocates Capital to Support its Fortress Balance Sheet, Which Enables the Pursuit of Profitable Growth Successful profitable growth supports the budgeted $750 million annual dividend to AGM HoldCo Facilitate Capital Return

15 Consistent Investment Management Philosophy Target higher and sustainable risk- adjusted returns by capturing illiquidity premia to drive consistent yield outperformance Focus on downside protection given long- dated liability profile and low cost of funding Dynamic asset allocation to take advantage of market dislocations Differentiation driven by proprietary asset origination and greater asset expertise 30 – 40 bps Targeted Incremental Yield Without Incremental Credit Risk

High Quality Asset Portfolio Generates Safe Yield Note: Net invested assets includes Athene's proportionate share of ACRA investments, based on Athene's economic ownership, but does not include the proportionate share of investments associated with the noncontrolling interest. 1. As of March 31, 2023, 96% of $119 billion of available for sale securities designated NAIC 1 or 2. 2. Includes short-term investments, equity securities, policy loans and other investments. 3. Represents net invested assets as of March 31, 2023. Gross invested assets were $247.7 billion as of March 31, 2023, including ACRA non-controlling interests. AFS Fixed Maturity Securities Rated Investment Grade1 RESILIENT HIGH GRADE STRESS TESTED 96% Invested in Fixed Income or Cash 94% of Invested Assets in Differentiated Alternatives 6% 16 Key Attributes Corporate & Gov't 42% CML 12% CLO 10% ABS 10% RML 6% RMBS 4% CMBS 2% Cash and Equivalents 6% Alternatives 6% Other2 2% $207 BILLION3

Athene Has a Well-Constructed Commercial Mortgage Loan Portfolio Note: Data presented on a net invested assets basis, excluding Athene’s non-controlling interest in ACRA. 1. DSCR is calculated based on interest rate cap. 2. LTV figures based on original appraised values at close or most recent appraisal. 3. Other includes Schools, Student Housing, Caravan Parks, Production Studios, Parking Garages, and Self Storage. 17 Key Portfolio Attributes Low-leverage senior lending with defensive, high-quality property types Borrowers are required to purchase interest rate caps as a hedge against rising floating rates >99% CML positions paid current through March 2023 82% First Mortgage 1.8x Debt Service Coverage Ratio1 55% Weighted Avg. LTV2 76% CM-1&2 35% Floating Rate 54% 1st mortgage 62% mezzanine 56% LTVs on originations post onset of COVID-19 Residential 32% Office 25% Industrial 9% Hotel 9% Retail 9% Healthcare/Lab 4% Other 12% $24 BILLION 3 96% grocery-anchored or necessity retail

Class A CBD 75% Class B CBD 11% Suburban 11% Medical Office 3% Owner Occupied <1% Athene’s CML Office Investments are 100% Debt Note: Data presented net of Athene’s non-controlling interest in ACRA. 1. DSCR is calculated based on interest rate cap. 2. LTV figures based on original appraised values at close or most recent appraisal 3. CBD “Central Business District”. 18 Strong Credit Metrics and Structure 77% First Mortgage 1.9x Debt Service Coverage Ratio1 57% Weighted Avg LTV2 76% CM-1&2 23% CM-3 High Quality Sponsors with Deep Pockets Concentrated in Loans with Class A Assets and Long-Term Leases Proactive Asset Management Focus 64% of which is long-term leased to credit tenants with 8 yr. remaining wtd. avg. lease term 52% LTV, $16m avg. loan size, well seasoned Office Portfolio Attributes Office Portfolio Composition 3 3 57% 1st mortgage 59% mezzanine ~50% LTV $5.9 BILLION

Persistent and Predictable Liability Portfolio Provides Long-Dated Funding

Retirement Savings Products with Structural Features That Increase Stability

Key Attributes

8 Year
Weighted Average Life of Funding[1]

83%
Of Funding Carries a Withdrawal Penalty or Cannot be Withdrawn

2.45%
Cost of Funds on In-Force[4]

In-Line
Policyholder-Driven Withdrawal Activity Amid Higher Interest Rates[5]



26%
Non-Surrenderable[2]
Other[3]
1%
Pension Group Annuities
11%
Funding Agreements
12%
Payout Annuities[6]
4%
$185
BILLION[7]
Fixed Indexed Annuities
47%
Fixed Rate Annuities
25%
57%
Withdrawal / Surrender Charge Protected

- ✓ SPREAD BASED
- ✓ CONSERVATIVELY UNDERWRITTEN
- ✓ VERY LIMITED TAIL RISK

1. Calculation based on net reserve liabilities as of March 31, 2023. 2. Non-surrenderable liabilities include buy-out pension group annuities other than those that can be withdrawn as lump sums, funding agreements and payout annuities. 3. Other primarily consists of the AmerUs Closed Block liabilities and other life reserves. 4. For the three months ended March 31, 2023. 5. In-line with company expectations. 6. Includes Single Premium Immediate Annuities, Supplemental Contracts and Structured Settlements. 7. The liability portfolio allocation is based on net reserve liabilities as of March 31, 2023.

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19

20 Robust risk management framework and procedures underpin focus on protecting capital and aligning risks with stakeholder expectations Risk strategy, investment, credit, asset-liability management (“ALM”) and liquidity risk policies, amongst others, at the board and management levels Stress testing plays a key role in defining risk appetite, with tests performed on both sides of the balance sheet Risk Management is Embedded in Everything We Do Managing Risk Such That Athene Can Grow Profitably Across Market Environments CLICK HERE TO VIEW ATHENE’S ASSET STRESS TEST ANALYSIS Duration-Matched Portfolio with Quarterly Cash Flow Monitoring & Stress Testing

Athene Financial Supplement will continue to be published quarterly Athene Holding Ltd. (AHL) will continue to publish 10-K’s and 10-Q’s as a ’34 Act SEC filer Parent company, Apollo Global Management, Inc. (AGM) publishes 10-K’s and 10-Q’s as a ’34 Act SEC filer Statutory filings for main Athene operating subsidiaries, including Bermuda, available via IR website 21 Athene is Committed to Transparency and Ongoing Disclosure Supplemental Disclosure Items Provide Additional Perspective on Athene’s Strategy and Performance CLICK HERE 1 2 3 4 Asset Stress Test February 2023 Committed to publishing asset stress test results on an annual basis5 CLICK HERE Corporate Structure Overview April 2023 Commercial Real Estate Overview April 2023 CLICK HERE Funding Model / Surrenders May 2023 CLICK HERE

22 Key Credit Highlights Indicate Winning Strategy Remains the Same ASSET PORTFOLIO IS HIGH QUALITY AND GENERATES SAFE INVESTMENT GRADE YIELD Athene has consistently delivered strong net spread generation with lower credit losses versus peers 3 ATHENE HAS BUILT A FORTRESS BALANCE SHEET Highly-rated and conservatively managed balance sheet with ample liquidity and no legacy liability issues2 GOVERNANCE AND RISK CONTROLS ARE UNCHANGED POST-MERGER Athene provides industry-leading disclosure around its balance sheet, investment, and risk management philosophies 5 ATHENE IS A MARKET LEADER IN RETIREMENT SERVICES Demonstrated ability to source stable, low-cost, long-dated funding across multiple organic business channels 1 FULL ALIGNMENT WITH APOLLO PROVIDES DIFFERENTIATED ACCESS TO THIRD-PARTY CAPITAL Successful ADIP sidecar strategy provides on-demand equity capital to help fund growth 4

Additional Perspectives on Retirement Services Industry

Our Industry Has Amazing Potential to Serve a Growing Societal Need...

Growing Retirement Age Population

U.S. + Europe Population Over Age 65[1]



149
MILLION
208
MILLION
303
MILLION
2000
2020
2050E

With a Greater Need for Guaranteed Income

Defined Contribution Share of Total Retirement Assets[2]



41%
55%
2002
2022

And Few Attractive Alternatives

After-Tax Investment Returns by Type[3]



5.0%
3.2%
2.7%
Athene 5yr MYGA
BBB 5 yr Corporate Bond Yield Today (After-Tax)
5yr Bank CD (After-Tax)

1. United Nations (here), World Bank (here). 2. Willis Towers Watson 2023 'Global Pensions Asset Study'. National pensions included are Australia, Canada, Japan, Netherlands, Switzerland, UK, and US. 3. Average 5-year CD from select U.S. regional banks per BankRate (COF, ALLY, BMO, CFG). Returns as shown are after tax, assuming the highest federal income tax rate of 37%. Athene MYGA return is shown without tax given its tax-deferred nature, as of April 2023.

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… and Has Been Unable to Attract Capital

Capital Raised in the Life Insurance Industry Since 2010 Across the US and Europe ($B)


~$39B
~$1B
VENTURE CAPITAL
~$22B
Other Private Capital
Apollo has raised ~40% of all equity capital
ATHENE
ATHORA
VENERABLE
ADIP
~$16B[1]
Apollo Equity Raised
<$1B
PUBLIC MARKETS
PRIVATE CAPITAL
(~70% U.S. / ~30% Europe)

Source: Barclays, SNL Financial, Apollo Analysts. 1. Includes target ADIP II fundraise

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25

The Industry Has Focused on Returning Its ‘Hard’ Capital to Shareholders Source: Capital IQ as of April 2, 2023. Includes US insurers AEL, AIG, LNC, MET, PFG, PRU, and VOYA, and European insurers AXA, Generali, Allianz, Aviva, Swiss Life, Phoenix, L&G, NN, ASR, Ageas and Aegon. Over the past decade, U.S. and European life insurers have returned capital to shareholders equal to ~80% of current market capitalization 6% 9% 15% 23% 31% 40% 47% 55% 61% 70% 81% 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 U.S. and European Life Insurers Cumulative Capital Return as % of Current Market Capitalization Many public insurers struggle to generate sufficient returns for shareholders due to high-cost liabilities, bloated expense structures, and lack of “alpha” in investment portfolio – so, they are required to attract shareholders via capital return 26

It Has Become Increasingly Difficult to Organically Build Capital by Generating ‘Safe Yield’ in the Public Fixed Income Markets Alone 1. Morningstar’s Active/Passive Barometer, year-end 2022 edition (here). Trailing periods ending 2022. Data shown for Intermediate Bond fund managers, which primarily have a duration of 3-7 years. 2. Sources: Bloomberg, Apollo Chief Economist; chart data reflects period from January 1, 2012 through December 31, 2021. % of Active Corporate Bond Managers Underperforming Passive Funds1 Liquidity in Public Fixed Income Markets Has Dwindled Since 20082 0 50 100 150 200 250 300 0 1 2 3 4 5 6 7 8 9 10 2001 2003 2005 2007 2009 2011 2013 2015 2017 2019 2021 $B$T Total stock of US corporate bonds outstanding (ls) Primary dealer inventory of corporate bonds (rs) 43% 64% 84% 3 year 10 year 20 year 27

The Ability to Originate Assets is Now Table Stakes Insurers Have Acquired Asset Managers Insurer Asset Manager But much of the industry is behind the curve 28

So The Industry Has Had to Rely on Asset Classes that Provide an Efficient Return Relative to Required Capital but Not Necessarily Economic Risk

	Indicative Rating Agency Capital Model Factors	U.S. RBC (400%)	European SII
Single 'A' Corporate Debt	~1%	~3%	~7%
Unrated Corporate Debt	~67%	~95%	~15%
Single 'A' Structured Credit	~2%	~3%	~83% (CLO) ~23% (STS ABS)[1] ~80-100% (Other)
Southern European Sovereign[2]	~12%	~9%	~0%
Commercial Real Estate Equity[3]	~13%	~35%	~50%
Commercial Mortgage Loans[4]	~6%	~6%	~15%

Note: European asset charges assume a 5-year duration. 1. Abbreviation stands for "Simple Transparent, Standardized" ABS. 2. Southern European Sovereign charge in U.S. is equivalent to BB rating, in line with Greece sovereign debt rating from S&P. 3 Commercial real estate equity assumes Schedule A direct real estate at low LTVs. 4. Commercial Mortgage Loans assume CM2 under NAIC with 80% LTV and 1.2x DSCR.

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U.S. Insurers May Have Crowded into Commercial Real Estate Equity

Real Estate Equity as % of Total General Account Assets

U.S. Retirement Services Companies by Type


0.1%
0.4%
0.5%
1.0%
1.2%
Athene
Variable Annuity
Fixed Annuity
AA / A+
Diversified Life

Select AA/A+ Retirement Services Peers


0.2%
0.5%
0.7%
2.7%
1.0%
0.1%
Insurer 1
Insurer 2
Insurer 3
Insurer 4
Average
ATH

In 2021, the NAIC lowered capital charges on Schedule A Real Estate Equity from 15% to 11% and Schedule BA Real Estate Equity from 23% to 13%

Note: CRE equity includes affiliated and unaffiliated real estate from Schedule BA and Schedule A directly held real estate as reported on statutory filings, aggregated by SNL Financial. Metrics shown as a % of invested assets as of December 31, 2022. Variable Annuity Companies include JXN, LNC, BHF, and EQH. Diversified Life Insurers include MET, PRU and CRBG. Fixed Annuity Companies include AEL, Global Atlantic, FG, and CNO; AA/A+ rated companies include MET, PRU, CRBG and EQH.

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Capital Charges Should Reflect the Principle of ‘Equal Capital for Equal Risk’ 31 Capital charges should be applied consistently across all asset classes, and accurately reflect the economic risk of the underlying credits 1 Capital charges need to be based on evidence (history and stress testing) without discrimination 2 If a stress or approach is applied to one asset class, it should be applied across all asset classes3 A consistent framework across time and across asset classes gives investors confidence to invest long-term capital 4 We’re Arguing For the Appropriate Amount of Capital for Relevant Risk, Not Less Capital

(24)% (22)% (17)% (15)% (15)% (15)% (14)% (14)% (13)% (9)% (8)% (8)% (7)% (6)% (5)% (5)% (4)% Insurer 1 Insurer 2 Insurer 3 Insurer 4 Insurer 5 Insurer 6 Insurer 7 Insurer 8 Insurer 9 Insurer 10 Insurer 11 Insurer 12 Insurer 13 Insurer 14 Insurer 15 Insurer 16 ATH Even with ‘Capital Efficient’ Assets, Many Life Insurers Are Reliant on ‘Soft’ Capital Note: Liability mix calculated using US regulatory fillings as of December 31, 2022. The information provided herein is based on the views and opinions of Apollo Analysts. Illustrative Liability Capital Diversification Benefits Hard Capital Soft Capital Can be used to pay for actual losses, including asset impairments Equity raised from third parties Required capital benefits from assumed ‘diversification’ into riskier liabilities Some types of ‘redundant’ reserve financing 12% average 32 Industry Capital Models Often Give Capital Benefits for Diversification

Diversification Into Higher Risk Liabilities Hurts the Risk Profile

Case Study: Variable Annuities w/ Living Benefits (2006-2009)

Unhedged market guarantees ballooned as equity markets and interest rates declined in 2008

Living Benefit Guarantees Above Account Value[1]



5%
4%
29%
11%
S&P 500
2006
2007
2008
2009

Case Study: Long-Term Care (LTC) (2014-2018)

LTC carriers had to increase reserves as people entered nursing homes earlier and stayed longer than expected

Select Example of GAAP LTC Reserve Strengthening



~8% of LTC Reserves
Company went from 'A-' S&P rating in 2014 to unrated today[2]
~2% of LTC Reserves
~1% of LTC Reserves
2014
2015
2016
2017
2018

Case Study: Secondary Guarantee Universal Life (2020-2022)

Fewer policyholders than expected lapsed on guaranteed UL, translating to higher-than-expected life insurance payouts

ULSG Industry Lapse rates[3]



~4% lapse rates assumed in pricing
2.2%
1.5%
2.0%
2019
2020
2021

History does not repeat, but it rhymes

1. Living Benefit net amount at risk (NAR) as a percentage of living benefit account value. Calculated as median for Hartford, Manulife, Prudential, Jackson, Lincoln, AEGON, Brighthouse, AXA and Voya as available. 2. S&P insurer financial strength rating as of year-end for select U.S. insurance company. 3. Statutory non-death release of reserves divided by beginning of period ULSG stat reserves. Includes Prudential, Lincoln National, John Hancock (Manulife), Brighthouse, Transamerica (Aegon).

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Some U.S. Insurers May be Reliant on Wholesale Funding Sources Note Data as of December 31, 2022. FHLB borrowing includes funding agreements issued to FHLB and advances from FHLB, as disclosed in 2022 10K’s. Expressed as a percentage of general account assets as reported in US regulatory fillings, except for Athene which is expressed as a percentage of net invested assets to include both US and Bermuda subsidiaries. Average includes CRBG, EQH, MET & PRU. FHLB Borrowings as % of General Account Assets for Select U.S. Life Insurers 1.5% 2.1% 5.4% 12.9% 1.9% 5.5% Insurer 1 Insurer 2 Insurer 3 EQH ATH Avg. (ex-ATH) 34

Non-GAAP Measures & Definitions 35 Non-GAAP Definitions In addition to our results presented in accordance with accounting principles generally accepted in the United States of America (US GAAP), we present certain financial information that includes non-GAAP measures. Management believes the use of these non-GAAP measures, together with the relevant US GAAP measures, provides information that may enhance an investor’s understanding of our results of operations and the underlying profitability drivers of our business. The majority of these non-GAAP measures are intended to remove from the results of operations the impact of market volatility (other than with respect to alternative investments) as well as integration, restructuring and certain other expenses which are not part of our underlying profitability drivers, as such items fluctuate from period to period in a manner inconsistent with these drivers. These measures should be considered supplementary to our results in accordance with US GAAP and should not be viewed as a substitute for the corresponding US GAAP measures. Spread Related Earnings (SRE) Spread related earnings is a pre-tax non-GAAP measure used to evaluate our financial performance excluding market volatility and expenses related to integration, restructuring, stock compensation and other expenses. Our spread related earnings equals net income (loss) available to AHL common shareholder adjusted to eliminate the impact of the following: (a) investment gains (losses), net of offsets, (b) non-operating change in insurance liabilities and related derivatives (c) integration, restructuring, and other non-operating expenses, (d) stock compensation expense and (e) income tax (expense) benefit. We consider these adjustments to be meaningful adjustments to net income (loss) available to AHL common shareholder. Accordingly, we believe using a measure which excludes the impact of these items is useful in analyzing our business performance and the trends in our results of operations. Together with net income (loss) available to AHL common shareholder, we believe spread related earnings provides a meaningful financial metric that helps investors understand our underlying results and profitability. Spread related earnings should not be used as a substitute for net income (loss) available to AHL common shareholder. Adjusted Debt to Capital Ratio Adjusted debt to capital ratio is a non-GAAP measure used to evaluate our capital structure excluding the impacts of AOCI and the cumulative changes in fair value of funds withheld and modco reinsurance assets as well as mortgage loan assets, net of tax. Adjusted debt to capital ratio is calculated as total debt at notional value divided by adjusted capitalization. Adjusted capitalization includes our adjusted AHL common shareholder’s equity, preferred stock and the notional value of our debt. Adjusted AHL common shareholder’s equity is calculated as the ending AHL shareholders’ equity excluding AOCI, the cumulative changes in fair value of funds withheld and modco reinsurance assets and mortgage loan assets as well as preferred stock. These adjustments fluctuate period to period in a manner inconsistent with our underlying profitability drivers as the majority of such fluctuation is related to the market volatility of the unrealized gains and losses associated with our AFS securities. Except with respect to reinvestment activity relating to acquired blocks of businesses, we typically buy and hold AFS investments to maturity throughout the duration of market fluctuations, therefore, the period-over-period impacts in unrealized gains and losses are not necessarily indicative of current operating fundamentals or future performance. Adjusted debt to capital ratio should not be used as a substitute for the debt to capital ratio. However, we believe the adjustments to shareholders’ equity are significant to gaining an understanding of our capitalization, debt utilization and debt capacity.

Non-GAAP Measures & Definitions 36 Cost of Funds Cost of funds includes liability costs related to cost of crediting on both deferred annuities and institutional products as well as other liability costs, but does not include the proportionate share of the ACRA cost of funds associated with the noncontrolling interest. Cost of crediting on deferred annuities is the interest credited to the policyholders on our fixed strategies as well as the option costs on the indexed annuity strategies. With respect to FIAs, the cost of providing index credits includes the expenses incurred to fund the annual index credits, and where applicable, minimum guaranteed interest credited. Cost of crediting on institutional products is comprised of (1) pension group annuity costs, including interest credited, benefit payments and other reserve changes, net of premiums received when issued, and (2) funding agreement costs, including the interest payments and other reserve changes. Other liability costs include DAC, DSI and VOBA amortization, certain market risk benefit costs, the cost of liabilities on products other than deferred annuities and institutional products, premiums and certain product charges and other revenues. We exclude the costs related to business that we have exited through ceded reinsurance transactions. Cost of funds is computed as the total liability costs divided by the average net invested assets, for the relevant period. To enhance the ability to analyze these measures across periods, interim periods are annualized. We believe a measure like cost of funds is useful in analyzing the trends of our core business operations, profitability and pricing discipline. While we believe cost of funds is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for total benefits and expenses presented under US GAAP. Net Invested Assets In managing our business, we analyze net invested assets, which does not correspond to total investments, including investments in related parties, as disclosed in our consolidated financial statements and notes thereto. Net invested assets represent the investments that directly back our net reserve liabilities as well as surplus assets. Net invested assets is used in the computation of net investment earned rate, which allows us to analyze the profitability of our investment portfolio. Net invested assets includes (a) total investments on the consolidated balance sheet, with AFS securities at cost or amortized cost, excluding derivatives, (b) cash and cash equivalents and restricted cash, (c) investments in related parties, (d) accrued investment income, (e) VIE and VOE assets, liabilities and noncontrolling interest adjustments, (f) net investment payables and receivables, (g) policy loans ceded (which offset the direct policy loans in total investments) and (h) an adjustment for the allowance for credit losses. Net invested assets excludes assets associated with funds withheld liabilities related to business exited through reinsurance agreements and derivative collateral (offsetting the related cash positions). We include the underlying investments supporting our assumed funds withheld and modco agreements in our net invested assets calculation in order to match the assets with the income received. We believe the adjustments for reinsurance provide a view of the assets for which we have economic exposure. Net invested assets includes our proportionate share of ACRA investments, based on our economic ownership, but does not include the proportionate share of investments associated with the noncontrolling interest. Our net invested assets are averaged over the number of quarters in the relevant period to compute our net investment earned rate for such period. While we believe net invested assets is a meaningful financial metric and enhances our understanding of the underlying drivers of our investment portfolio, it should not be used as a substitute for total investments, including related parties, presented under US GAAP. Net Reserve Liabilities In managing our business, we also analyze net reserve liabilities, which does not correspond to total liabilities as disclosed in our consolidated financial statements and notes thereto. Net reserve liabilities represent our policyholder liability obligations net of reinsurance and is used to analyze the costs of our liabilities. Net reserve liabilities include (a) interest sensitive contract liabilities, (b) future policy benefits, (c) net market risk benefits, (d) long-term repurchase obligations, (e) dividends payable to policyholders and (f) other policy claims and benefits, offset by reinsurance recoverable, excluding policy loans ceded. Net reserve liabilities include our proportionate share of ACRA reserve liabilities, based on our economic ownership, but do not include the proportionate share of reserve liabilities associated with the noncontrolling interest. Net reserve liabilities is net of the ceded liabilities to third-party reinsurers as the costs of the liabilities are passed to such reinsurers and, therefore, we have no net economic exposure to such liabilities, assuming our reinsurance counterparties perform under our agreements. The majority of our ceded reinsurance is a result of reinsuring large blocks of life business following acquisitions. For such transactions, US GAAP requires the ceded liabilities and related reinsurance recoverables to continue to be recorded in our consolidated financial statements despite the transfer of economic risk to the counterparty in connection with the reinsurance transaction. While we believe net reserve liabilities is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for total liabilities presented under US GAAP.

Non-GAAP Measures & Definitions 37 Sales Sales statistics do not correspond to revenues under US GAAP but are used as relevant measures to understand our business performance as it relates to inflows generated during a specific period of time. Our sales statistics include inflows for fixed rate annuities and FIAs and align with the LIMRA definition of all money paid into an individual annuity, including money paid into new contracts with initial purchase occurring in the specified period and existing contracts with initial purchase occurring prior to the specified period (excluding internal transfers). We believe sales is a meaningful metric that enhances our understanding of our business performance and is not the same as premiums presented in our condensed consolidated statements of income (loss). Assets Under Management “Assets Under Management”, or “AUM”, refers to the assets of the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. AUM equals the sum of: 1. the net asset value (“NAV”), plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the yield and certain hybrid funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”), collateralized debt obligations (“CDOs”), and certain perpetual capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; for certain perpetual capital vehicles in yield, gross asset value plus available financing capacity; 2. the fair value of the investments of equity and certain hybrid funds, partnerships and accounts Apollo manages or advises, plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; 3. the gross asset value associated with the reinsurance investments of the portfolio company assets Apollo manages or advises; and 4. the fair value of any other assets that Apollo manages or advises for the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Apollo’s AUM measure includes Assets Under Management for which Apollo charges either nominal or zero fees. Apollo’s AUM measure also includes assets for which Apollo does not have investment discretion, including certain assets for which Apollo earns only investment-related service fees, rather than management or advisory fees. Apollo’s definition of AUM is not based on any definition of Assets Under Management contained in its governing documents or in any Apollo Fund management agreements. Apollo considers multiple factors for determining what should be included in its definition of AUM. Such factors include but are not limited to (1) Apollo’s ability to influence the investment decisions for existing and available assets; (2) Apollo’s ability to generate income from the underlying assets in its funds; and (3) the AUM measures that Apollo uses internally or believes are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, Apollo’s calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Apollo’s calculation also differs from the manner in which its affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. Apollo uses AUM as a performance measurement of its investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs.

Non-GAAP Measure Reconciliations 38 Total AHL shareholders’ equity $ 8,276 $ 12,365 $ 13,391 $ 14,711 $ 18,657 $ 20,006 $ 20,130 $ 13,973 $ 8,697 $ 5,133 $ 7,158 $ 8,698 Less: Preferred stock — 839 1,172 1,755 2,312 2,312 2,312 2,667 2,667 2,667 3,154 3,154 Total AHL common shareholder's equity 8,276 11,526 12,219 12,956 16,345 17,694 17,818 11,306 6,030 2,466 4,004 5,544 Less: Accumulated other comprehensive income (loss) (472) 1,760 2,281 2,184 3,971 3,337 2,430 (2,318) (5,698) (8,473) (7,321) (6,148) Less: Accumulated change in fair value of reinsurance assets (75) 639 493 615 1,142 886 585 (1,271) (2,521) (3,394) (3,127) (2,791) Less: Accumulated change in fair value of mortgage loan assets — — — — — — — (629) (1,340) (2,095) (2,201) (2,022) Total adjusted AHL common shareholder's equity $ 8,823 $ 9,127 $ 9,445 $ 10,157 $ 11,232 $ 13,471 $ 14,803 $ 15,524 $ 15,589 $ 16,428 $ 16,653 $ 16,505 Total debt $ 991 $ 991 $ 1,467 $ 1,486 $ 1,976 $ 2,468 $ 2,964 $ 3,287 $ 3,279 $ 3,271 $ 3,658 $ 3,650 Less: Adjustment to arrive at notional debt (9) (9) (8) (14) (24) (32) (36) 287 279 271 258 250 Notional debt $ 1,000 $ 1,000 $ 1,475 $ 1,500 $ 2,000 $ 2,500 $ 3,000 $ 3,000 $ 3,000 $ 3,000 $ 3,400 $ 3,400 Total debt $ 991 $ 991 $ 1,467 $ 1,486 $ 1,976 $ 2,468 $ 2,964 $ 3,287 $ 3,279 $ 3,271 $ 3,658 $ 3,650 Total AHL shareholders’ equity 8,276 12,365 13,391 14,711 18,657 20,006 20,130 13,973 8,697 5,133 7,158 8,698 Total capitalization 9,267 13,356 14,858 16,197 20,633 22,474 23,094 17,260 11,976 8,404 10,816 12,348 Less: Accumulated other comprehensive income (loss) (472) 1,760 2,281 2,184 3,971 3,337 2,430 (2,318) (5,698) (8,473) (7,321) (6,148) Less: Accumulated change in fair value of reinsurance assets (75) 639 493 615 1,142 886 585 (1,271) (2,521) (3,394) (3,127) (2,791) Less: Accumulated change in fair value of mortgage loan assets — — — — — — — (629) (1,340) (2,095) (2,201) (2,022) Less: Adjustment to arrive at notional debt (9) (9) (8) (14) (24) (32) (36) 287 279 271 258 250 Total adjusted capitalization $ 9,823 $ 10,966 $ 12,092 $ 13,412 $ 15,544 $ 18,283 $ 20,115 $ 21,191 $ 21,256 $ 22,095 $ 23,207 $ 23,059 Debt to capital ratio 10.7% 7.4% 9.9% 9.2% 9.6% 11.0% 12.8% 19.0% 27.4% 38.9% 33.8% 29.6 % Accumulated other comprehensive income (loss) -0.5% 1.2% 1.8% 1.5% 2.4% 2.0% 1.6% (2.0)% (7.3)% (14.7)% (10.5)% (7.8)% Accumulated change in fair value of reinsurance assets -0.1% 0.4% 0.4% 0.4% 0.7% 0.5% 0.4% (1.1)% (3.2)% (5.9)% (4.5)% (3.5)% Accumulated change in fair value of mortgage loan assets — % — % — % — % — % — % — % (0.6)% (1.7)% (3.7)% (3.2)% (2.6)% Adjustment to arrive at notional debt 0.1% 0.1% 0.1% 0.1% 0.2% 0.2% 0.1% (1.1)% (1.1)% (1.0)% (0.9)% (1.0)% Adjusted debt to capital ratio 10.2% 9.1% 12.2% 11.2% 12.9% 13.7% 14.9% 14.2% 14.1% 13.6% 14.7% 14.7 % Dec. 31, 2019 June 30, 2020 Dec. 31, 2018 June 30, 2019 Dec. 31, 2019 June 30, 2020 Dec. 31, 2021 Dec. 31, 2021 Dec. 31, 2022 RECONCILIATION OF TOTAL AHL SHAREHOLDERS’ EQUITY TO TOTAL ADJUSTED AHL COMMON SHAREHOLDER’S EQUITY Dec. 31, 2020 June 30, 2021 March 31, 2022 Dec. 31, 2022 Dec. 31, 2018 RECONCILIATION OF DEBT TO CAPITAL RATIO TO ADJUSTED DEBT TO CAPITAL RATIO Dec. 31, 2020 June 30, 2021 March 31, 2022 June 30, 2019 March 31, 2023 March 31, 2023 Sept. 30, 2022 Sept. 30, 2022 June 30, 2022 June 30, 2022

Non-GAAP Measure Reconciliations

RECONCILIATION OF NET INCOME (LOSS) AVAILABLE TO AHL COMMON SHAREHOLDER TO NORMALIZED SPREAD RELATED EARNINGS	Years ended December 31, 2018	2019	2020	2021	2022	Three months ended March 31, 2023
Net income (loss) available to Athene Holding Ltd. common shareholder	$ 1,053	$ 2,136	$ 1,446	$ 3,718	$ (3,051)	$ 721
Preferred stock dividends	–	36	95	141	141	47
Net income (loss) attributable to noncontrolling interests	–	13	380	(59)	(2,106)	455
Net income (loss)	1,053	2,185	1,921	3,800	(5,016)	1,223
Income tax expense (benefit)	122	117	285	386	(646)	163
Income (loss) before income taxes	1,175	2,302	2,206	4,186	(5,662)	1,386
Investment gains (losses), net of offsets	(274)	994	733	1,024	(7,434)	397
Non-operating change in insurance liabilities and related derivatives, net of offsets	242	(65)	(235)	692	1,433	(135)
Integration, restructuring and other non-operating expenses	(22)	(70)	(10)	(124)	(133)	(29)
Stock compensation expense	(26)	(27)	(25)	(38)	(56)	(16)
Preferred stock dividends	–	36	95	141	141	47
Noncontrolling interests - pre-tax income (loss) and VIE adjustments	–	13	393	(18)	(2,079)	435
Less: Total adjustments to income (loss) before income taxes	(80)	881	951	1,677	(8,128)	699
Spread related earnings	1,255	1,421	1,255	2,509	2,466	687
Normalization of alternative investment income to 11%, net of offsets	91	37	152	(609)	80	148
Other notable items	34	5	(40)	(52)	3	(25)
Normalized spread related earnings	$ 1,380	$ 1,463	$ 1,367	$ 1,848	$ 2,549	$ 810

RECONCILIATION OF BENEFITS AND EXPENSES TO COST OF FUNDS	For the three months ended March 31, 2023	
GAAP benefits and expenses	$ 2,674	5.31%
Premiums	(96)	(0.19)%
Product charges	(198)	(0.39)%
Other revenues	(13)	(0.03)%
FIA option costs	365	0.72 %
Reinsurance impacts	(37)	(0.07)%
Non-operating change in insurance liabilities and embedded derivatives	(873)	(1.73)%
Policy and other operating expenses, excluding policy acquisition expenses	(310)	(0.62)%
AmerUs Closed Block fair value liability	(42)	(0.08)%
ACRA noncontrolling interest	(287)	(0.57)%
Other	52	0.10 %
Total adjustments to arrive at cost of funds	(1,439)	(2.86)%
Total cost of funds	$ 1,235	2.45 %
Average net invested assets		$ 201,600

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Non-GAAP Measure Reconciliations

RECONCILIATION OF TOTAL INVESTMENTS, INCLUDING RELATED PARTIES, TO NET INVESTED ASSETS		March 31, 2023
Total investments, including related parties	$	203,230
Derivative assets		(3,956)
Cash and cash equivalents (including restricted cash)		14,992
Accrued investment income		1,458
Net receivable (payable) for collateral on derivatives		(1,909)
Reinsurance funds withheld and modified coinsurance		942
VIE and VOE assets, liabilities and noncontrolling interest		12,799
Unrealized (gains) losses		19,782
Ceded policy loans		(175)
Net investment receivables (payables)		39
Allowance for credit losses		521
Other investments		(50)
Total adjustments to arrive at gross invested assets		44,443
Gross invested assets		247,673
ACRA noncontrolling interest		(40,924)
Net invested assets	$	206,749

RECONCILIATION OF TOTAL LIABILITIES TO NET RESERVE LIABILITIES		March 31, 2023
Total Liabilities	$	244,604
Debt		(3,650)
Derivative Laibilities		(1,518)
Payables for collateral on derivatives and securities to repurchase		(7,331)
Other liabilities		(1,381)
Liabilities of consolidated VIEs		(847)
Reinsurance impacts		(9,090)
Policy loans ceded		(175)
Market risk benefit asset		(440)
ACRA noncontrolling interest		(35,281)
Total adjustments to arrive at net reserve liabilities		(59,713)
Net reserve liabilities	$	184,891

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